Exhibit 10.3

Exclusive Call Option Agreement

The exclusive call option agreement (hereinafter referred to as “this agreement”) was signed in Hangzhou on October 4 2018.

Party A:            Hangzhou Yihan Technology Co., Ltd., a limited liability company established and existing in accordance with the laws of the People’s Republic of China, situated at Room 410, Floor 4, Building A11, Jiusheng Road 9, Jianggan District, Hangzhou.

Party B:            Hangzhou Xinghui Enterprise Management Consulting Co., Ltd., a limited liability company established and existing according to the laws of the People’s Republic of China, situated at the Room 409, Floor 4, Building A11, Jiusheng Road 9, Jianggan District, Hangzhou, Zhejiang Province

Feng Min, ID card No.: ##########; address: ##########

Party C:            Hangzhou Hanyi E-commerce Co., Ltd., a limited liability company established and existing in accordance with the laws of the People’s Republic of China, is situated at Room 430, Floor 4, Building A13, Jiusheng Road 9, Jianggan District, Hangzhou

In this Agreement, each of Party A, Party B and Party C shall be hereinafter referred to as a “Party” individually, and as the “Parties” collectively.

Whereas:

Party B holds 100% equity interests of Party C collectively and Party B is inclined to grant Party A the irrevocable and exclusive call option to purchase all or part of the shares and/or assets held by Party C.

This agreement is hereby concluded among Party A, Party B and Party C through the Parties’ friendly negotiations:

1. Sales and Purchase of Equity

1.1 Grant of Option

Party B hereby exclusively, irrevocably and unconditionally grants Party A an irrevocable and exclusive right (hereinafter referred to as “Exclusive Call Option”) to purchase, or designate one or more persons (each, a “Nominee”) to purchase equity interests in Party C then held by Party B once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by PRC laws (including any central or local legislation, any laws, regulations, rules, notifications, explanations or other binding documents issued by administrative or judicial department before or after signing of this agreement, hereinafter referred to as “PRC laws”) and at the price described in article 1.3 herein. Except for Party A and the Nominee(s), any third person shall should not enjoy the Exclusive Call Option or other rights relating to the equity interests of Party B. Party C hereby agrees that Party A grants Party B the Exclusive Call Option. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations

1.2 Steps for the exercise of Exclusive Call Option

Subject to the provisions of the laws and regulations of China, Party A may exercise the Exclusive Call Option by issuing a written notice (hereinafter referred to as the “Share Call Option Notice”) to Party B, specifying: (a) Party A’s decision to exercise the Exclusive Call Option; (b) the name and address of the Nominee(s) if any; (c) the share (hereinafter referred to as “Purchased Shares”) of equity interests to be purchased by Party A and/or the Nominee from Party B as planned; and (d) the date for purchasing the Purchased Shares or the date for transfer of the purchased equity interest. After receiving the Share Call Option Notice, Party B shall transfer the purchased equity interest to Party A and/or nominee through the way specified in article 1.4 herein in full.

1.3 Purchase price and payment

The total purchase price (hereinafter referred to as “share purchase price”) for the purchased equity interest shall be the nominal price when Party A exercises the Exclusive Call Option. However, if the relevant governmental department or PRC laws require that the purchase price be different from the nominal price, then the purchase price shall be the lowest price meeting such requirement. Notwithstanding, in the event that it is permitted by the PRC Laws, the purchase price Party A pay to Party B shall be returned by Party B to Party A. After necessary tax is withheld and deducted for the share purchase price in accordance with PRC laws, the share purchase price shall be paid to Party B’s designated account within 7 days as of the date when the Purchased Shares is officially transferred to Party A.

1.4 Transfer of Purchased Shares

For each exercise of the Exclusive Call Option:

1.4.1 Party B shall cause Party C to promptly convene the shareholders’ meeting, at which the resolution that the Purchased Shares are transferred to Party A/and or the Nominee by Party B shall be approved;

1.4.2 Party B shall sign share transfer contract with Party A and/or (if applicable) the Nominee according to this agreement or equity interest option notice;

1.4.3 The relevant Parties shall execute all other necessary contracts, agreements or documents (including but not limited to the amendment to the articles of association of Party C), obtain all necessary internal approvals, authorizations, governmental licenses and permissions (including but not limited to Party C’s business license), take all necessary actions to transfer valid ownership of the Purchased Shares to Party A and/or the Nominee under the circumstance of no security interests and cause Party A and/or the Nominee to become the registered owner of the Purchased Shares. For the purpose of this article and this agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock option, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements. However, any security interest created herein and under equity pledge agreement shall not be included. “Equity Pledge Agreement” regulated in the clause and this agreement and herein shall refer to the Equity Pledge Agreement signed by and among Party A, Party B and Party C on the date hereof. In order to guarantee that Party C can fulfill the obligations under the “exclusive business cooperation agreement” (hereinafter referred to as “Business Cooperation Agreement”) signed by Party C and Party A on the date hereof, and “Power of Attorney” signed by all Parties on the date hereof and this agreement, Party B pledges its equity interests in Party C to Party A in accordance with the Equity Pledge Agreement.

2. Covenants

2.1 Covenants about Party B or Party C

Party B (as a shareholder of Party C) and Party C hereby covenant as follows:

2.1.1 Without the prior written consent of Party A, they shall not supplement, change or amend the articles of association of Party C in any form, increase or decrease its registered capital, or change its structure of registered capital or business scope in other manners, and take any actions to split, dissolve or change Party C’s company form;

2.1.2 They shall maintain Party C’s valid existence in accordance with good financial and business standards and practices, deal with other businesses and affairs prudently and effectively, and urge Party C to fulfill the obligations under the Business Cooperation Agreement;

2.1.3 Without the prior written consent of Party A, legitimate rights to any of Party B’s assets with a value of over RMB1 million (tangible and intangible), businesses or income shall not be sold, transferred, pledged or disposed in other ways as of the signing date hereof, and shall not be allowed to have encumbrance of any security interests placed on them;

2.1.4 After liquidation described in article 3.6, Party B shall pay any residual value based on non-bilateral way payment to Party A in full or shall request such payment to take place. Provided that such payment is forbidden according to PRC laws, Party B shall pay such income to Party A or a designee of Party A under the circumstance permissible according to PRC laws;

2.1.5 Without the prior written consent of Party A, there should be no assume, guarantee or debt except (i) the debts not caused through loan in the ordinary course of business; and (ii) the debts that have been disclosed to Party A for which written consent of Party A has been obtained;

2.1.6 Operation should be maintained for all of Party C’s businesses in the ordinary course of business to keep the asset value of Party C and to refrain from any action/omission that may adversely affect Party C’s operating status and asset value; and Party A’s board of directors is entitled to monitor Party C’s assets to evaluate whether there is adverse effect on the ownership  of Party C’s assets. In case that Party A’s board of directors believe that Party C’s business activities have an adverse effect on the value of Party C’s assets or the ownership of Party C’s assets, Party A may engage legal consultant or other professional staffs to deal with such issues.

2.1.7 Without the prior written consent of Party A, no request shall be made to Party C to sign any major contract except the contracts signed in the ordinary course of business (as far as this paragraph is concerned, a contract with a price exceeding RMB1 million shall be deemed as a major contract);

2.1.8 Without the prior written consent of Party A, no request shall be made to Party C to provide any person with any loan or credit;

2.1.9 At the requirement of Party A, information shall be provided about Party C’s operation and financial condition to Party A and/or Party A’s director or indirect shareholder and/or auditors entrusted by each party.

2.1.10 If requested by Party A, insurance shall be purchased and maintained in respect of Party C’s assets from the insurance carrier accepted by Party A, and the amount and type of insurance shall be identical to that usually covered by the companies with similar business and similar properties or assets;

2.1.11 Without the prior written consent of Party A, no requests or permit shall be made to Party C to merge, consolidate with, acquire or invest in any person;

2.1.12 Notification shall be made to Party A of any ongoing or potential litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue, and all necessary measures according to Party A’s reasonable requirements shall be taken. If Party C faces insolvency, enters or plans to enter bankruptcy liquidation, dissolution procedure, decides to dissolve or be dissolved, stop operation or with business license or any business certificate revoked, is taken to the law for litigation or arbitration or Party B has disagreement with third party over any asset, Party B and Party C covenant that they will notify Party A of related detail in writing immediately when they become aware that such situation may occur, and will coordinate with Party A in taking all actions and signing necessary legal documents to maintain Party A’s rights herein;

2.1.13 To maintain the ownership by Party C of all of its assets, all necessary or appropriate documents shall be signed, all necessary or appropriate actions shall be taken, and all necessary or appropriate defenses against all claims shall be made;

2.1.14 Without the prior written consent of Party A, Party C shall not distribute dividends to Party C’s shareholders in any form, but upon Party A’s written request, Party C shall immediately distribute all distributable profits to Party C’s shareholders according to the amount and proportion designated by Party A;

2.1.15 At the request of Party A, appointment shall be made to any person designated by Party A as the director, supervisor, chief financial officer and/or and senior manager of Party C, and/or remove any incumbent director, supervisor, chief financial officer and/or senior manager of Party C;

2.1.16 In case that any shareholder of Party C or Party C fails to comply with its tax obligations under the applicable laws that prevents the exercise of the Exclusive Call Option by Party A, Party A is entitled to demand Party C or Party C’s shareholders to comply with the tax obligations, or demand Party C or Party C’s shareholder to pay the tax to Party A so that Party A can pay it on behalf of Party C; and

2.1.17 As for the covenant applicable to Party C in article 2.1 herein, Party B and Party C shall cause Party C’s subsidiaries to similarly obey the covenant under applicable situations as if the subsidiaries are acting as Party C and bound by the corresponding articles herein.

2.2 Covenants of Party B

Party B hereby covenants as follow:

2.2.1 Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of any legal or beneficial interests of Party C’s shares held by Party B, or set encumbrance of any security interests for it except the pledge for Party C’s equity set according to the Equity Pledge Agreement;

2.2.2 Party B shall not have any business or other behaviors that may cause Party C’s reputation to be adversely affected;

2.2.3 Party B shall take all measures to ensure Party C’s business licenses are legitimate, effective and renewed in accordance with the law;

2.2.4 Party B shall not sign documents or make covenants with others that contains conflicts of interest with agreements or other legal documents signed or being executed by Party C. In case that there is a conflict of interest, Party B shall immediately adopt measures to eliminate it as much as possible with Party A’s consent. In case that Party B refuses to take measures to eliminate the conflict of interest, Party A is entitled to execute the Exclusive Call Option herein;

2.2.5 Party B shall not ask Party C to distribute dividends or profits in other forms with respect to the Party C’s shares held by Party B, nor shall Party B propose or vote for Party C to distribute dividends or profits in other forms with respect to the Party C’s shares held by Party B in the shareholders’ meeting. In any case, if Party B receives any of Party C’s benefits, profit distribution or dividends, Party B shall forfeit such benefits, profit distribution and dividends to the extent allowed under PRC laws, and instantly transfer such benefits, profit distribution and dividends to Party A or a designee of Party A;

2.2.6 Party B shall cause Party C’s shareholders’ meeting and/board of directors (executive directors) not to approve the sales, transfer, pledge or disposal of any legal or beneficial interests in Party C’s shares held by Party B without the prior written consent of Party A, or set any encumbrance for any security interests except the pledge for Party C’s equity set according to the Equity Pledge Agreement.

2.2.7 Party B shall cause Party C’s shareholders’ meeting and/board of directors (executive directors) not to approve Party C’s merger, partnership, joint venture or union with any person or acquisition or investment in any person, or Party C’s splitting, modification of articles of association and registered capital of Party C and modification of business scope and corporation form.

2.2.8 Party B shall instantly notify Party C of any ongoing or possible litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue, and take all necessary measures according to Party A’s reasonable requests. Party B shall instantly notify Party C of situations having major adverse effect on Party C’s survival, business, financial condition, assets or business reputation, and also take all actions according to Party A’s reasonable requests;

2.2.9 Party B shall cause Party C’s shareholders’ meeting and/or board of directors (executive directors) to vote for the transfer of Purchased Shares regulated herein and also take any other actions that may possibly be required by Party A.

2.2.10 Party A may request at any time that Party B immediately and unconditionally transfer Party C’s shares held by Party B to Party A or nominee according to the Exclusive Call Option herein, and Party B shall abandon the preemptive right of the equity transfer of Party C’s other shareholders (if any);

2.2.11 Party B shall obey the terms of this agreement and other contracts (including but not limited to the Equity Pledge Agreement and Business Cooperation Agreement) signed by Party B, Party C and Party A jointly or respectively, fulfill the obligations of this agreement and foregoing other contracts, and shall not have any actions that may adversely affect their effectiveness and compulsory execution. If Party B possesses any residual right for the equity herein or Equity Pledge Agreement or power of attorney in which Party A is the beneficiary, Party B shall not execute such rights unless instructed by Party A in writing;

2.2.12 Prior to Party C’s liquidation, if Party A or its nominee has paid the share purchase price to Party B, but related changes in the registration in authority has not completed, Party B shall pay the income from distribution of residual property of Party C’s shares held by Party B to Party A or its nominee freely at the time of or after dissolution of Party C. Under such circumstance, Party B should not claim any rights for related income of residual property distribution (unless under Party A’s instruction);

2.2.13 Party B agrees to unconditionally return the amount received from Party A for the transfer of the Purchased Shares transferred by Party B to the extent that it is permitted by the PRC Laws at that time; and

2.2.14 Ensure that Party C will validly exist and not be terminated, liquidated or dissolved.

3. Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, on the date of this agreement and each date of transfer of the Purchased Shares, that:

3.1 They have the power, capacity and authority to execute and deliver this agreement and any share transfer contracts to which they are parties concerning the Purchased Shares to be transferred thereunder (hereinafter referred to as “Transfer Contract”), and to perform their obligations and ability under this agreement and any Transfer Contract. Party B and Party C agree to enter into the Transfer Contract that is substantially consistent with the terms of this agreement upon Party A’s exercise of the Exclusive Call Option. This agreement and the Transfer Contract constitute or will constitute their legal, valid and binding obligations for each party and shall be enforceable against them in accordance with the provisions thereof;

3.2 The execution and delivery of this agreement or any Transfer Contract and the obligations under this agreement or any Transfer Contract shall not: (i) cause any violation of any applicable PRC laws; (ii) be inconsistent with the articles of association, regulations or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.3 Party B has a good and transferable title to the shares held by Party B in Party C. Except for Party B’s Equity Pledge Agreement and Party B’s power of attorney, Party B has not placed any security interest on such equity interests;

3.4 Party C has a good and transferable title to the assets possessed by Party C, and has not placed any security interest on the aforementioned assets;

3.5 Party C does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Party A and for which Party A’s written consent has been obtained;

3.6 If Party C is dissolved or liquidated according to the requirements of PRC laws, Party C shall sell all of Party C’s assets to Party A or other eligible subject designated by Party A at the minimum price permitted by PRC laws. Party C shall then exempt any payment obligations from Party A or eligible subject designated by Party A to the extent permitted by PRC laws. Any profits from such transaction shall be paid to Party A or eligible subject designated by Party A as part of the service fees under the Business Cooperation Agreement to the extent permitted by PRC laws.

3.7 Party C obeys all PRC laws and regulations applicable to the acquisition of assets;

3.8 There are no significant pending or threatened litigation, arbitration or administrative proceedings relating to Party C’s equity and assets or Party C;

3.9 In case of Party B’s death, incapacitation, bankruptcy or other circumstances which may affect shares of Party C’s held by Party B, Party B’s successor or the shareholder or transferee of Party C’s shares will be deemed as one of the Parties herein, and inherit and undertake all rights and obligations of Party B herein; and

3.10 Party C’s shares held by Party B’s natural person shareholder are not the common property of the natural person shareholder and his spouse. Party B’s spouse does not possess and cannot control Party C’s equity. Party B’s natural person shareholder shall manage Party C and vote without being affected by Party B’s spouse.

4. Effective Date

4.1 This agreement shall become effective on the signing date and will remain effective until all of Party C’s shares held by Party B are transferred to Party A and/or any other person designated by Party A (subject to the date when the change registration of industry and commerce is completed) in accordance with this agreement. During the effective period of this agreement, Party B and Party C shall not propose to terminate this agreement unilaterally. Notwithstanding the terms set out above, Party A is entitled to terminate this agreement unilaterally at any time and shall not bear any liability for breach of the contract for terminating this agreement unilaterally.

4.2 This agreement will be automatically terminated when Party C enters liquidation procedure or Party C’s business license is revoked according to PRC laws. However, the termination of this agreement does not affect the rights and obligations of each party before the termination of this agreement.

5. Liability for Breach of this Agreement

5.1 Unless otherwise specified in other articles herein, if one Party fails to fulfill certain obligations herein or violates this agreement in other ways (hereinafter referred to as “Default Party”), the other Party (hereinafter referred to as “Damaged Party”) can: (a) notify the Default Party of the nature and scope of the violation in writing and ask the Default Party to remediate at its own expense within a reasonable period of time (hereinafter referred to as “Remediation Period”); and if the Default Party fails to take remedial measures during the Remediation Period, the Damaged Party is entitled to ask the Default Party to undertake all liabilities and compensate all actual economic losses incurred by the Damaged Party as a result of the violation, including but not limited to the legal fees incurred in litigation and arbitration proceedings relating to the violation. The Default Party is also entitled to ask the Default Party to perform its contractual obligations and request the court or the relevant arbitration institution to issue an order of specific performance by the Default Party; (b) terminate this agreement and ask the Default Party to undertake all liabilities and compensate all damages caused by the breach of contract; or (c) place the pledged shares on discount, auction or sales according to the Equity Pledge Agreement, be entitled to compensation priority in the amount of discount, auction and sales, and ask the Default Party to undertake all losses hereof. While exercising the foregoing remedial right, the Damaged Party is entitled to other remedial rights regulated herein and under the relevant laws and regulations.

5.2 All Parties agree and confirm that, subject to the compulsory requirements of PRC laws, if Party B or Party C is the Default Party, the Damaged Party is entitled to terminate this agreement unilaterally and ask the Default Party for compensation. However, if Party A is the Default Party, the Damaged Party shall exempt Party A’s obligation of compensating the losses, and unless the law states otherwise, the Damaged Party may not terminate this agreement under any circumstance.

6. Governing Laws and Dispute Settlement

6.1 Governing laws

The signing, validation, interpretation, implementation, modification and termination of this agreement and settlement of disputes herein shall be governed by officially released and publicized PRC laws. For matters that are not addressed by PRC laws that are officially announced and publicly available, customary international law and principles of international law shall apply.

6.2 Dispute settlement

Any disputes arising from the interpretation and implementation of this agreement shall be firstly solved through the Parties’ friendly negotiations. In case that the consensus on settlement of such disputes is not reached within 30 days after any Party asks other Parties to reach solution through friendly negotiations, any Party can submit the disputes to Shanghai International Economic Trade Arbitration Committee, which gives verdict according to the prevailing arbitration rule at that time. The arbitration shall take place in Shanghai and language for arbitration shall be Chinese. The arbitration award is final and binding for each party. The arbitral tribunal can order Party A be compensated with Party C’s equity interests, assets or property rights & interests due to the breach of contract of other Parties herein, or reach judgment of compulsory remediation through transfer of related business or assets or order Party C to declare bankruptcy. After the arbitration award goes into effect, any Party is entitled to ask the relevant court to execute the arbitration award. If necessary, the arbitral institution is entitled to order the Default Party to cease the breach of this agreement or not have behaviors that would further increase losses to Party A before making the final verdict. The courts in Hong Kong, Cayman Islands, China or other places with right of jurisdiction (the court in the place of Party C, or the court in the place of main asset of Party C or Party A shall be deemed as the court with right of jurisdiction) similarly are entitled to confer or execute the verdict of the arbitral tribunal and is also entitled to make judgment or execute temporary relief for Party C’s equity or property interests, and give verdict or judgment of providing certain temporary relief for the party instigating the arbitration before the establishment of arbitral tribunal, such as giving verdict or judgment of ordering the Default Party to cease illegal behaviors or not have behaviors of further increasing losses to Party A.

6.3 In the arbitration for any disputes arising from the interpretation and implementation of this agreement, all Parties herein shall continue to execute other rights and obligations herein except the matters herein in dispute.

6.4 After execution of this Agreement, if there are any issuance or alteration of any PRC laws, rules or regulations or if there are any change in interpretation or application of such laws, rules or regulations as of the signing date, the following agreement shall be applicable: to the extent of permission of PRC laws, (a) in case that the alteration of laws or newly issued regulations are more preferential for any Party compared to the relevant laws, decrees, orders or regulations that are prevailing on the signing date hereof, each party shall actively and immediately apply for obtaining the benefits brought by the modification or new regulations and try their best to obtain the approval for the application; or (b) in case that any Party’s economic benefit is directly or indirectly adversely influenced due to the alteration of foregoing laws or newly issued regulations, this agreement shall be continuously executed as scheduled while all Parties shall obtain the exemption from the observation of alteration or regulations through legitimate manners. If this agreement cannot be reached due to the decrease in economic benefit of any Party, all Parties shall immediately negotiate and make all necessary alterations to this agreement after receiving the notification of the affected Party to safeguard the economic benefit of the affected Party.

7 Taxes and Expenses

Each Party shall pay all transfer and registration taxes, expenses and fees incurred thereby or levied thereon in accordance with the PRC laws in connection with the preparation and execution of this agreement and the Transfer Contract, as well as the consummation of the transactions contemplated under this agreement and the Transfer Contract.

8 Notices

8.1 All notices and other communications required or permitted to be given pursuant to this agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the addresses of the Parties set forth below. A confirmation copy of each notice shall also be sent by email. The date on which such notices shall be deemed to have been effectively delivered shall be determined as follows:

8.1.1 Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively delivered on the date of receipt or refusal at the address specified for notices;

8.1.2 Notices given by facsimile transmission shall be deemed effectively delivered on the date of successful transmission (subject to transmission confirmation information automatically generated).

8.2 Any Party can change the receiving address, fax and/or e-mail address when sending out notices to other parties according to the clause herein.

9. Confidentiality

All Parties acknowledge that any oral or written information exchanged between the {arties in connection with this agreement is regarded as confidential information. Each party shall maintain confidentiality of all such confidential information, and without written consent of other parties, each party shall not disclose any relevant confidential information to any third party, except for following situations: (a) such information (not disclosed to the public by the party receiving the information) are known to the public; (b) the information is disclosed according to the requirements or regulations of applicable laws or any stock exchange; or (c) the information that any Party needs to disclose to the Party’s legal or financial consultant to fulfill the transaction regulated herein and the legal or financial consultant is also under the binding force of the confidentiality obligation in this article. Any confidential information disclosed by the staff of or institutions engaged by any Party shall be regarded as being disclosed by such party, and the party shall undertake legal responsibility for violating this agreement. If for any reason this agreement is terminated, this article shall still be valid.

10 Further Warranties

Each party agrees to promptly execute documents that are reasonably required for the implementation of the clauses and purposes of this agreement and take further actions that are reasonably required for the implementation of the clauses and purposes of this agreement.

11. Force Majeure

11.1 “Force majeure” refers to events that cannot be foreseen, avoided and overcome so that this agreement cannot be executed in part or full. Such events include but are not limited to earthquake, typhoon, flood, water disaster, war, strike, turmoil, governmental behavior, changes to legal regulations or their application.

11.2 In case of the occurrence of force majeure event, a Party ‘s obligation that is being affected by force majeure shall be automatically suspended during the delay caused by force majeure, and the party’s period of implementation of this agreement shall be automatically prolonged. The prolonged period is the period of the suspension, and the party shall not assume responsibility and suffer from punishment for it. In case of force majeure, all Parties shall instantly negotiate with each other to seek a fair solution and put forth reasonable efforts to minimize the effect of force majeure.

12 Others

12.1 Revision, alteration and supplementation

Revision, alteration and supplementation of this agreement shall be made through written agreement signed by each party. For example, if Nasdaq or other regulatory institutions proposes any revisions to this agreement, or revisions are required according to the Nasdaq listing rules or related regulations, the Parties shall revise this agreement accordingly.

12.2 Entire Agreement

Except for any revision, alteration and supplementation made after the execution of this agreement, this agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and replace all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this agreement.

12.3 Titles

The titles of this agreement are for convenience of reading only and shall not be used to interpret, explain or influence the meanings regulated herein.

12.4 Text

This agreement is made in four copies with each party holding one copy, all having the same legal effect.

12.5 Severability

In case one or several of the provisions of this agreement are found to be invalid, illegal or unenforceable in any aspect according to any laws or regulations, the validity, legality or enforceability of the remaining provisions of this agreement shall not be affected or compromised in any respect. All Parties shall strive for replacing such invalid, illegal or unenforceable provisions with effective ones to the extent permitted by law and in accordance with the expectations of the Parties, and the economic effect of such effective provisions shall be as close as possible to the that of those invalid, illegal or unenforceable provisions.

12.6 Successors

This agreement shall be binding on and shall be beneficial to the respective successors and the permitted transferee of each party .

12.7 Survival

12.7.1 Any obligations that occur or that are due as a result of this agreement before the expiration or termination of this agreement shall survive after the expiration or termination of this agreement thereof.

12.7.2 The provisions in articles 6, 8, 9 and 12.7 shall survive after termination of this agreement.

12.8 Waivers

Any Party may waive the terms and conditions of this agreement, but such waiver must be made in writing and signed by each party. Any waiver made by a Party in respect to another Party’s violation of this agreement shall not be regarded as waiver for other similar violations of this agreement under other situations.

12.9 Abidance of laws and regulations

Each party shall abide by and ensure their operation is in full compliance with all PRC laws and regulations that are officially released and can be obtained publicly.

12.10 Transfer of rights

Without prior written permission of Party A, Party C and/or Party B should not transfer any rights/and or obligations herein to any third party. Party B and Party C hereby agree that Party A is entitled to transfer any of Party A’s rights and/or obligations herein to any third party after notifying Party B and Party C in writing. Party B and Party C shall sign a supplementary agreement with the transferee or a new agreement containing substantially the same content herein with the transferee.

This agreement is signed by the following Parties herein in the place and on the date specified herein.

Hangzhou Yihan Technology Co., Ltd. (seal)
[Company seal is affixed]

Signed by:	/s/ Sijia CHEN
Name: Sijia CHEN
Position: Legal representative

(No text below, the signing page of “Exclusive Call Option Agreement”)

Hangzhou Xinghui Enterprise Management Consulting Co., Ltd. (seal)

[Company seal is affixed]

Signed by:	/s/ Min FENG
Name: Min FENG
Position: Legal representative

Feng Min
Signed by:	/s/ Min FENG

Hangzhou Hanyi E-commerce Co., Ltd. (seal)

[Company seal is affixed]

Signed by:	/s/ Lei SUN
Name: Lei SUN
Position: Legal representative

Attachment I

For the purpose of notification, each party’s address is as below:

Party A: Hangzhou Yihan Technology Co., Ltd.

Address: Room 410, Floor 4, Building A11, Jiusheng Road 9, Jianggan District, Hangzhou

Party B:

Hangzhou Xinghui Enterprise Management Consulting Co., Ltd.

Address: Room 409, Floor 4, Building A11, Jiusheng Road 9, Jianggan District, Hangzhou, Zhejiang Province

Feng Min

Address: ##########

Party C: Hangzhou Hanyi E-commerce Co., Ltd.

Address: Room 430, Floor 4, Building A13, Jiusheng Road 9, Jianggan District, Hangzhou